Subsidiaries of the Registrant


NAME                                      JURISDICTION OF INCORPORATION
----                                      -----------------------------
Channel Financial Services, Inc.                    Delaware
Merisel Americas, Inc.                              Delaware
Merisel Asia, Inc.                                  Delaware
Merisel CCR, Inc.                                   California
Merisel Properties, Inc.                            Delaware
Optisel, Inc.                                       Delaware